                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party Other than the Registrant
Check the Appropriate Box
[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12

                             NATIONAL-OILWELL, INC.
--------------------------------------------------------------------------------
    (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No Fee Required
[ ] Fee computed on table below per Exchange Act Rules 14-a6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

         2) Aggregate number of securities to which the transaction applies;

        ________________________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

        ________________________________________________________________________

         4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

         5) Total fee paid:

        ________________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement num-ber, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

        ________________________________________________________________________
         2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________
         3) Filing Party:

        ________________________________________________________________________
         4) Date Filed:

        ________________________________________________________________________

                          [NATIONAL-OILWELL, INC. LOGO]

                             NATIONAL-OILWELL, INC.
                              10000 RICHMOND AVENUE
                              HOUSTON, TEXAS 77042

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 2003

DATE:     Wednesday, June 25, 2003
TIME:     2:00 p.m. (Houston time)
PLACE:    10000 Richmond Avenue
          Houston, Texas 77042

MATTERS TO BE VOTED ON:

         1. Election of two directors to hold office for a three-year term; and

         2. Any other matters that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.

The Board of Directors has set May 5, 2003 as the record date for the Annual Meeting. If you were a stockholder of record at the close of business on May 5, 2003 you are entitled to vote at the Annual Meeting. A complete list of these stockholders will be available for examination at the Annual Meeting and at our offices at 10000 Richmond Avenue, Houston, Texas for a period of ten days prior to the Annual Meeting.

You are cordially invited to join us at the Annual Meeting. However, to ensure your representation, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. You may revoke your proxy at any time if you wish to attend and vote in person.

                                          By Order of the Board of Directors

                                          /s/ M. Gay Mather

                                          M. Gay Mather
                                          Corporate Secretary

Houston, Texas
May 28, 2003

                             NATIONAL-OILWELL, INC.
                              10000 RICHMOND AVENUE
                              HOUSTON, TEXAS 77042

                                 PROXY STATEMENT

ANNUAL MEETING:                     Date:   Wednesday, June 25, 2003
                                    Time:   2:00 p.m. (Houston time)
                                            Place: 10000 Richmond Avenue
                                            Houston, Texas 77042

AGENDA: Proposal 1: For the election of two nominees as directors of the Company for a term of three years.

RECORD DATE/
WHO CAN VOTE:                       All stockholders of record at the close of
                                    business on May 5, 2003, are entitled to vote. The only class of securities entitled to vote at the Annual Meeting is National
                                    Oilwell common stock. Holders of National
                                    Oilwell common stock are entitled to one vote per share at the Annual Meeting.

PROXIES SOLICITED BY:               Your vote and proxy is being solicited by
                                    the Board of Directors for use at the Annual
                                    Meeting. This proxy statement and enclosed
                                    proxy card is being sent on behalf of the
                                    Board of Directors to all stockholders
                                    beginning on or about May 28, 2003. By
                                    completing, signing and returning your proxy
                                    card, you will authorize the persons named
                                    on the proxy card to vote your shares
                                    according to your instructions.

PROXIES: If you do not indicate how you wish to vote your common stock, the persons named on the proxy card will vote FOR election of the two nominees for director (Proposal 1). If you "withhold" your vote for any of the nominees, it will be excluded and will have no effect other than for purposes of determining a quorum.

REVOKING YOUR                       You can revoke your proxy at any time prior
PROXY:                              to the time that the vote is taken at the
                                    meeting by: (i) filing a written notice
                                    revoking your proxy; (ii) filing another
                                    proxy bearing a later date; or (iii) casting
                                    your vote in person at the Annual Meeting.
                                    Your last vote will be the vote that is
                                    counted.

QUORUM: As of May 5th, there were 84,235,183 shares of National Oilwell common stock issued and outstanding. The holders of these shares have the right to cast one vote for each share held by them. The presence, in person or by proxy, of stockholders entitled to cast at least 42,117,592 votes constitutes a quorum for adopting the proposals at the Annual Meeting and directors are elected by a plurality of the votes cast at the meeting. If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed them. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

MULTIPLE
PROXY CARDS:                        If you receive multiple proxy cards, this
                                    indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.

COST OF PROXY
SOLICITATION:                       We have retained InvestorCom, Inc. to
                                    solicit proxies from our stockholders at an estimated fee of $3,000, plus expenses. This fee does not include the costs of preparing, printing, assembling, delivering and mailing the Proxy Statement. The Company will pay for the cost of soliciting proxies. Some of our directors, officers and employees may also solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

                      PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                              ELECTION OF DIRECTORS
                        PROPOSAL NO. 1 ON THE PROXY CARD

The Board of Directors of National Oilwell is divided into three classes, each class serving a term of three years. Directors whose terms expire this year include Hushang Ansary, Jon Gjedebo, and Ben A. Guill. Mr. Gjedebo will not stand for reelection.

Hushang Ansary and Ben A. Guill are nominees for directors for a three-year term expiring at the Annual Meeting in 2006, or when their successors are elected and qualified. National Oilwell believes both nominees will be able to serve if elected. However, if either nominee is unable to serve, the remaining members of the Board have authority to nominate another person, elect a substitute, or reduce the size of the Board. Directors whose terms expire in 2004 and 2005 will continue to serve in accordance with their prior election or appointment. The size of the Board is currently set at nine members. Proxies cannot be voted for a greater number of persons than the number of nominees named. If the two nominees are elected, the Board will consist of eight members. The Company has a search underway for an additional independent board member and anticipates that this director will be appointed in 2003 for a term expiring at the Annual Meeting in 2006.

Vote Required for Approval - Directors are to be elected by a plurality of the votes cast at the meeting. This means that the two nominees receiving the greatest number of votes will be elected. Votes withheld for any Director will not be counted. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, we will vote them for the election of the two nominees listed below.

INFORMATION REGARDING NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2006:

                                                                                                              YEAR
                                       EXPIRATION                                                             FIRST
                                       OF PRESENT                                                             BECAME
    NAME                      AGE         TERM                          BIOGRAPHY                            DIRECTOR
---------------------------------------------------------------------------------------------------------------------
Hushang Ansary                75          2003      Mr. Ansary was appointed as a Director in June 2000       2000
                                                    pursuant to the merger agreement between National
                                                    Oilwell and IRI International Corporation. Mr. Ansary
                                                    was Chairman of the Board of IRI from September 1994
                                                    until its merger with National Oilwell in June 2000.

Ben A. Guill                  52          2003      Mr. Guill is President of First Reserve Corporation,      1999
                                                    a corporate manager of private investments focusing
                                                    on the energy and energy-related sectors, which he
                                                    joined in September 1998. For a period greater than
                                                    five years prior to joining First Reserve, he was the
                                                    Managing Director and Co-head of Investment Banking
                                                    of Simmons & Company International, an
                                                    investment-banking firm specializing in the oil
                                                    service industry. Mr. Guill serves as a director of
                                                    Superior Energy Services, Inc., an oilfield services
                                                    and equipment company, TransMontaigne, Inc., an oil
                                                    products distribution and refining company, Chicago
                                                    Bridge & Iron Company N.V., a global engineering and
                                                    construction company, Dresser, Inc., a leader in the
                                                    design, manufacture and marketing of highly

                                                    engineered equipment and services for the energy
                                                    industry, T-3 Energy Services, Inc., a consolidator
                                                    of high-end equipment repair and specialty machining
                                                    operations focused in the Gulf of Mexico, Destiny
                                                    Resource Services, Inc., a provider of seismic
                                                    services to the oil and gas industry, and Quanta
                                                    Services, Inc., a leading provider of specialized
                                                    contracting services for the electric power,
                                                    telecommunications, broadband cable and gas pipeline
                                                    industries.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.

INFORMATION REGARDING CURRENT DIRECTORS WHOSE TERMS EXPIRE IN 2004 AND 2005:

                                                                                                               YEAR
                                       EXPIRATION                                                             FIRST
                                       OF PRESENT                                                             BECAME
NAME                          AGE         TERM                          BIOGRAPHY                            DIRECTOR
---------------------------------------------------------------------------------------------------------------------
Roger L. Jarvis               49          2004      Mr. Jarvis was appointed as a Director in February        2002
                                                    2002. He has served as President, Chief Executive
                                                    Officer and Director of Spinnaker Exploration
                                                    Company, a natural gas and oil exploration and
                                                    production company, since 1996 and as its Chairman of
                                                    the Board since 1998. Mr. Jarvis also serves as a
                                                    director of The Bill Barret Corporation, a private
                                                    company engaged in the acquisition, exploitation and
                                                    exploration of oil and gas properties in the Rocky
                                                    Mountains.

Merrill A. Miller, Jr.        52          2004      Mr. Miller has been a Director since May 2001 and         2001
                                                    Chairman of the Board since May 2002. He has served
                                                    as the Company's President and Chief Operating
                                                    Officer since November 2000, as Chief Executive
                                                    Officer since May 2001, and in various senior
                                                    executive positions with the Company since February
                                                    1996.

Frederick W. Pheasey          60          2004      Mr. Pheasey has served as a Director and Executive        1997
                                                    Vice President of the Company since September 1997.
                                                    He was Chairman and a co-founder of Dreco Energy
                                                    Services Ltd., which was acquired by National Oilwell
                                                    in September 1997. Mr. Pheasey is a Director of
                                                    Precision Drilling Corporation, a Canadian oilfield
                                                    service company engaged in land drilling, well
                                                    servicing operations, industrial process services and
                                                    rental of oilfield equipment, and of Enerchem
                                                    International Inc., a global supplier of specialty
                                                    chemicals and hydrocarbon based well-servicing fluids
                                                    to the oil and gas industry.

Joel V. Staff                 59          2005      Mr. Staff has served as a Director since January 1996     1996
                                                    and as Chairman of the Board from January 1996 to May
                                                    2002. He was the Company's Chief Executive Officer
                                                    from July 1993 to May 2001 and served as its
                                                    President from July 1993 through November 2000. Mr.
                                                    Staff has served as Chairman and Chief Executive
                                                    Officer of Reliant Resources, Inc., a provider of
                                                    electricity and energy services to wholesale and
                                                    retail customers in the United States and Western
                                                    Europe, since April 2003. He is also a Director of
                                                    Ensco International, Incorporated, an international
                                                    offshore contract drilling company that also provides
                                                    marine transportation services in the Gulf of Mexico.

William E. Macaulay           57          2005      Mr. Macaulay is the Chairman and Chief Executive          1996
                                                    Officer of First Reserve Corporation, a corporate
                                                    manager of private investments focusing on the energy
                                                    and energy-related sectors, which he joined in 1983.
                                                    Mr. Macaulay serves as Chairman of Dresser, Inc., a
                                                    leader in the design, manufacture and marketing of
                                                    highly engineered equipment and services for the
                                                    energy industry. He also serves as a director of
                                                    Weatherford International, Inc., an oilfield service
                                                    company, Maverick Tube Corporation, a manufacturer of
                                                    steel pipe and casing, and Pride International, Inc.,
                                                    a contract drilling and related services company.

Robert E. Beauchamp           43          2005      Mr. Beauchamp was appointed as a Director in August       2002
                                                    2002. He has served as President and CEO and as a
                                                    Director of BMC Software, Inc., a leading provider of
                                                    enterprise management solutions, since January 2001.
                                                    During his 14 years with BMC, he has served as senior
                                                    vice president of research & development, vice
                                                    president of strategic marketing and corporate
                                                    development, and director of strategic marketing.

                      COMMITTEES AND MEETINGS OF THE BOARD

COMMITTEES

During 2002, the Board of Directors had the following standing committees: Audit and Nominating, Compensation, and Executive. As a result of certain corporate governance initiatives by the Board of Directors, effective after the 2003 annual meeting the board will have three standing committees: Audit, Compensation, and Nominating/Corporate Governance.

NUMBER OF MEETINGS HELD IN 2002

Board of Directors                         5
Audit and Nominating Committee             3
Compensation Committee                     2
Executive Committee                        1

ATTENDANCE AT MEETINGS

Each director attended greater than 75% of the meetings of the board and committees of which a director was a member, except Mr. Guill. In 2000 and 2001, Mr. Guill attended 89% and 92% of the meetings of the board and committees of which he was a member, and has attended 100% of all 2003 meetings to date.

AUDIT AND NOMINATING COMMITTEE

Messrs. Guill (Chair), Jarvis, and Macaulay are the current members of the Audit and Nominating Committee. All members of this committee are "independent" within the meaning of the rules governing audit committees by the New York Stock Exchange.

The committee oversees the Company's financial reporting process on behalf of the Board, and reports the results of their activities to the Board. They provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The responsibilities of this committee are set forth in the Audit Committee Charter, a copy of which was included as Appendix A to the Proxy Statement for the 2001 Annual Meeting of Stockholders. In April 2003 the Board of Directors adopted a new Audit Committee Charter, which is attached to this proxy statement as Appendix III. The committee will function under the new charter after the 2003 annual meeting.

The Audit and Nominating Committee also currently has the responsibility of identifying candidates for election as directors; reviewing background information relating to candidates for director, and recommending to the board of directors the slate of directors to be submitted to stockholders for election. After the 2003 annual meeting the Nominating/Corporate Governance Committee will hold these responsibilities and will consider nominees for directors recommended by stockholders. Written suggestions for nominees should be sent to the Secretary of the Company.

Any stockholder of record who is entitled to vote for the election of directors may nominate persons for election as directors if timely written notice in proper form of the intent to make a nomination at the Annual Meeting is received by the Company at National-Oilwell, Inc., 10000 Richmond Avenue - 6th Floor, Houston, TX 77042, Attention: M. Gay Mather, Corporate Secretary. The notice must be received no later than June 7, 2003 - 10 days after the first public notice of the Annual Meeting is first sent to stockholders. To be in proper form, the notice must contain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the board of directors.

COMPENSATION COMMITTEE

Messrs. Guill (Chair) and Jarvis are the current members of the Compensation Committee. All members of the Compensation Committee are independent, non-employee directors. The primary functions of the Compensation Committee are to supervise and approve awards under our stock option plans, establish the compensation of the chief executive officer and our other principal executive officers, supervise our welfare and pension plans and compensation plans, and periodically examine our general compensation structure.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 2002, Messrs. Guill and Jarvis and W. McComb Dunwoody, who retired from the board at the 2002 Annual Meeting, served on the Compensation Committee. None of these members is a former or current officer or employee of the Company or any of its subsidiaries, is involved in a relationship requiring disclosure as an interlocking executive officer/director, or had any relationship requiring disclosure under Item 404 of Regulation S-K.

EXECUTIVE COMMITTEE

Messrs. Staff (Chair), Macaulay, and Miller are the current members of the Executive Committee. The Executive Committee may exercise all the powers of the board of directors, with the exceptions of filling vacancies in the board of directors and amending our by-laws. The primary function of the Executive Committee is to act on behalf of the board of directors between regularly scheduled meetings of the Board.

                             AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the board of directors, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the audited financial statements included in the Company's Annual Report on Form 10-K. Management has confirmed to us that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles.

We have discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec. 380). SAS 61 requires the independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements that may assist us in overseeing management's financial reporting and disclosure process, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) their judgments about the quality of accounting principles, (iv) management judgments and accounting estimates, (v) methods of accounting for significant unusual transactions and for controversial or emerging areas, (vi) audit adjustments, (vii) fraud and illegal acts, (viii) material weaknesses in internal control, (ix) other information documents containing audited financial statements, (x) disagreements with management on financial accounting and reporting matters, (xi) difficulties encountered in performing the audit, (xii) major issues discussed with management prior to retention, (xiii) consultation with other accountants, (xiv) fees charged by Ernst & Young during 2002, and (xv) Ernst & Young's independence. We concluded that the non-audit services provided by the auditors did not compromise their independence.

We have received from Ernst & Young a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review of the financial statements, the discussion with Ernst & Young regarding SAS 61 and receipt from them of the required written disclosures, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2002 Annual Report on Form 10-K.

MEMBERS OF THE AUDIT COMMITTEE

  Ben A. Guill, Committee Chairman
  Roger L. Jarvis
  William E. Macaulay

INFORMATION REGARDING OUR INDEPENDENT AUDITORS

The Board of Directors has reappointed Ernst & Young LLP as independent auditors for 2003. Representatives of Ernst & Young will attend the Annual Meeting, where they will be available to answer questions and have the opportunity to make a statement if they desire.

AUDIT FEES

During 2002, Ernst & Young billed the Company as follows:

Audit Fees                                                   $  360,000
Financial Information Systems Design
  and Implementation Fees                                             0
All Other Fees:
  Audit-Related Services                                        293,000
  Tax Services                                                  457,000
                                                              ---------
Total                                                        $1,110,000

The Audit Committee has considered whether the provision of all services other than those rendered for the audit of the Company's financial statements is compatible with maintaining Ernst & Young's independence and has concluded that their independence is not compromised.

                               BOARD COMPENSATION

During 2002, directors who are not our employees were paid $1,000 for each Board and Committee meeting attended or for special assignments; $1,250 for the Committee Chairman for each Audit and Nominating Committee and Compensation Committee meeting attended; and $7,500 for each quarter of the year in which the person serves as a director. Directors fees were increased in 2003 to $1,250 for each Board and Committee meeting attended or for special assignments; $2,000 for the Committee Chairman for each standing committee of the Board; and $8,750 for each quarter of the year in which the person serves as a director.

These directors also receive non-qualified stock options under our stock option plan. On January 30, 2002, each non-employee director was granted an option to purchase 5,000, shares of our common stock. The option exercise price per share is $18.53, the fair market value of a share of our common stock on the date of grant. The options have a term of ten years from the date of grant and vest in three equal annual installments beginning one year after the date of grant. On February 14, 2003, each non-employee director was granted an option to purchase 7,500 shares of our common stock at an exercise price per share of $20.14, the fair market value of a share of our common stock on the date of grant, under the same terms described above.

                              CORPORATE GOVERNANCE

Over the past several months, the Board of Directors has undertaken a review of the Company's corporate governance standards and practices in response to the Sarbanes-Oxley Act of 2002 and related SEC rules and New York Stock Exchange Corporate Governance Rule Proposals. The board has committed to promote transparency in reporting information about the Company, compliance with the spirit as well as the literal requirements of applicable laws, rules and regulations, and corporate behavior that conforms to corporate governance standards that substantially exceed the consensus view of minimum acceptable corporate governance standards. As a result of this review, in April 2003 the Board of Directors adopted Corporate Governance Guidelines which establish provisions for the board's composition and function, board committees and committee membership, evaluation of director independence, the roles of the Chairman of the Board, the Chief Executive Officer and the Lead Director, the evaluation of the Chief Executive Officer, regular meetings of non-management directors, board conduct and review, selection and orientation of directors, director compensation, access to management and independent advisors, and annual review of the Guidelines. A copy of the Guidelines is attached to this Proxy Statement as Appendix I.

BOARD COMMITTEES AND COMMITTEE MEMBERSHIP

Under its adopted Guidelines, the board elected to have three standing committees--an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee. Additionally, the board elected to repeal its Executive Committee. New charters for the standing committees were adopted on April 3, 2003 and these charters are attached as Appendixes II, III and IV to this Proxy Statement. All members of each committee will be independent directors as defined by the Guidelines. Members will be appointed to these standing committees, which will function under the new charters after the 2003 annual meeting.

DIRECTOR INDEPENDENCE

The Corporate Governance Guidelines address, among other things, standards for evaluating the independence of the Company's directors. In April 2003 the Board undertook a review of director independence and considered transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company and its affiliates, including those reported under "Certain Relationships and Related Transactions" in this proxy statement. As a result of this review, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines: Robert E. Beauchamp, Ben A. Guill, Roger L. Jarvis, and William E. Macaulay.

POLICIES ON BUSINESS ETHICS AND CONDUCT

The Company has a long-standing Business Ethics Policy. Additionally, in April 2003 the Board adopted the Code of Business Conduct and Ethics For Members of the Board of Directors and Executive Officers and the Code of Ethics for Senior Financial Officers. These codes are designed to focus the board and management on areas of ethical risk, provide guidance to personnel to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct and help to foster a culture of honesty and accountability. As set forth in the Corporate Governance Guidelines, the Board may not waive the application of the Company's policies on business ethics and conduct for any Director or Executive Officer. Copies of the Code of Business Conduct and Ethics For Members of the Board of Directors and Executive Officers and the Code of Ethics for Senior Financial Officers are attached to this Proxy Statement as Appendixes V and VI.

                               EXECUTIVE OFFICERS

The following persons are our executive officers. The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors at its first meeting following the Annual Meeting. None of the executive officers or directors has any family relationships with each other.

       NAME                     AGE                  POSITION
       ----                     ---                  --------
Merrill A. Miller, Jr.          52      President and Chief Executive Officer
Robert L. Bloom                 55      Group President - Rig Equipment
Howard Davis                    44      Vice President and Chief Administrative Officer
Jerry N. Gauche                 54      Vice President - Organizational Effectiveness
Jon Gjedebo                     58      Executive Vice President and Chief Technology Officer
Steven W. Krablin               52      Vice President and Chief Financial Officer
Kevin Neveu                     42      Group President - Downhole Tools
Mark Reese                      44      Group President - Mission Products
Dwight W. Rettig                42      General Counsel
Gary Stratulate                 46      Group President - Rig Systems and Controls
Robert Workman                  34      Group President - Distribution Services

Merrill A. (Pete) Miller, Jr. has served as President and Chief Operating Officer since November 2000, as Chief Executive Officer since May 2001, and in various senior executive positions since February 1996.

Robert L. Bloom has served as President of National Oilwell's Rig Equipment Group since June 2000, and was Vice President of Drilling Systems from 1998 to 2000. He has been with the Company for 33 years serving in various engineering and management capacities.

Howard Davis has served as Vice President and Chief Administrative Officer since August 2002. He served as Vice President and Chief Financial Officer of National Oilwell's Products and Technology Group From 1997 to August 2002 and as Manager of Financial Planning and Analysis of that group from 1996 to 1997.

Jerry N. Gauche has served as Vice President-Organizational Effectiveness since January 1994.

Jon Gjedebo has served as Executive Vice President and Chief Technology Officer since March 2000. Prior to that, Mr. Gjedebo was President and Chief Executive Officer of Hitec ASA, a company he founded in 1985 and that National Oilwell acquired in February 2000.

Steven W. Krablin has served as Vice President and Chief Financial Officer since January 1996. Mr. Krablin serves as a director of T-3 Energy Services, Inc., a consolidator of high-end equipment repair and specialty machining operations focused in the Gulf of Mexico.

Kevin Neveu has served as President of National Oilwell's Downhole Tools Group since June 2000, and from 1999 to 2000 as Vice President and Managing Director of Downhole Tools. From 1997 to 1999 he served as Vice President of the Company's Canadian drilling equipment and downhole tool operations.

Mark Reese has served as President of National Oilwell's Mission Products Group since August 2000. From May 1997 to August 2000 he was Vice President of Operations for the Company's Distribution Services Group, and from July 1995 to May 1997 served as Northern Area Manager for that group.

Dwight W. Rettig has served as General Counsel of National Oilwell since February 1999, and from February 1998 to February 1999 as General Counsel of the Company's Distribution Services Group. From February 1997 to February 1998 he was the Chief Legal Officer of NATCO Group, Inc., a provider of wellhead equipment, systems and services used in the production of oil and gas.

Gary Stratulate has served as President of National Oilwell's Rig Systems and Controls Group since June 2000. From April 1997 to June 2000 he served in various senior executive positions at IRI International Corporation, a manufacturer of oilfield equipment, which was acquired by National Oilwell in June 2000.

Robert Workman has served as President of National Oilwell's Distribution Services Group since February 2001. From 1997 to 2001 he served in various management capacities for that group, most recently as Vice President of Operations.

                                 STOCK OWNERSHIP

This table shows the number and percentage of shares of National Oilwell stock beneficially owned by 1) owners of more than five percent of the outstanding shares of the Company, 2) our current directors, director nominees, and Named Executive Officers, and 3) all current directors, director nominees and executive officers as a group. Information for each of the current directors, director nominees and executive officers has been provided at the request of the Company as of May 5, 2003.

                                                                       NO. OF                 PERCENT
5% OWNERS                                                             SHARES(1)             OF CLASS(2)
---------                                                             ---------             -----------
FMR Corp(3)...................................................        11,497,635              13.65%
  82 Devonshire Street
  Boston, MA 02109
Neuberger Berman Inc.(4)......................................         4,145,875               4.92%
  605 Third Avenue
  New York, NY 10158-3698

NAME OF INDIVIDUAL
Hushang Ansary(5).............................................         2,739,244               3.24%
Robert E. Beauchamp...........................................                 0                 *
Robert L. Bloom...............................................            47,091                 *
Jon Gjedebo(6)................................................           789,648                 *
Ben A. Guill..................................................            28,191                 *
Roger L. Jarvis...............................................             1,666                 *
Steven W. Krablin.............................................           223,228                 *
William E. Macaulay(7)........................................            24,928                 *
Merrill A. Miller, Jr.........................................           334,035                 *
Frederick W. Pheasey..........................................           109,855                 *
Joel V. Staff.................................................           529,283                 *
Gary Stratulate...............................................            40,485                 *
All current directors, director nominees, and executive
  officers as a group (18 persons)............................         5,336,618               6.23%

*Less than 1%.

(1)This column includes options that are currently exercisable or will become exercisable by July 4, 2003 as follows: Hushang Ansary--411,158; Robert L. Bloom--23,231; Jon Gjedebo--32,450; Ben Guill--17,034; Roger Jarvis--1,666;
Steven W. Krablin--165,166; William E. Macaulay--18,914; Merrill A. Miller, Jr.--173,597; Frederick W. Pheasey--43,025; Joel V. Staff--353,709; and Gary Stratulate--35,885.

(2)At May 5, 2003 there were 84,235,183 shares outstanding.

(3)Shares owned at December 31, 2002, as reflected in Amendment No. 4 to
Schedule 13G filed with the SEC on February 14, 2003. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. ("FMR") is the beneficial owner of 10,829,710 shares as a result of acting as investment adviser to various investment companies (the "Funds). Edward C. Johnson 3d, Chairman of FMR, FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 10,829,710 shares owned by the Funds. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR, is the beneficial owner of 342,220 shares as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR, through its control of FMTC, each has sole dispositive power over 342,220 shares and sole power to vote or to direct the voting of 342,220 shares owned by the institutional account(s). Geode Capital Management, LLC ("Geode"), is the beneficial owner of 305 shares. Geode is wholly owned by Fidelity Investors III Limited Partnership ("FILP III"). Fidelity Investors Management, LLC ("FIML") is the general partner and investment manager of FILP
III. The managers of Geode, the members of FIML and the limited partners of FILP III are certain shareholders and employees of FMR. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Mr. Johnson 3d owns 12.0% and Abigail Johnson, a Director of FMR, owns 24.5% of the aggregate outstanding voting stock of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Fidelity International Limited and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies (the "International Funds") and certain institutional investors. Fidelity International Limited is the beneficial owner of 325,400 shares.

(4)Shares owned at December 31, 2002, as reflected in Schedule 13G filed with the SEC on February 13, 2003. Neuberger Berman, LLC., a wholly-owned subsidiary of Neuberger Berman Inc. has sole power to vote or to direct the vote with respect to 83,444 shares and shared power to vote or to direct the vote with respect to 3,012,829 shares, and shared power to dispose or to direct the disposition of 4,145,875 shares. Neuberger Berman LLC. and Neuberger Berman Management Inc., a wholly-owned subsidiary of Neuberger Berman Inc., serve as sub-adviser and investment manager, respectively, of Neuberger Berman's various mutual funds and are deemed to be beneficial owners of 4,145,875 shares since they both have shared power to make decisions whether to retain or dispose and vote the shares.

(5)Includes the following shares of which Mr. Ansary disclaims beneficial ownership: 4,160 shares owned by the Ansary Foundation, and 9,393 shares owned by his wife.

(6) Includes 757,198 shares that Mr. Gjedebo owns shares through Joto Einedom AS and Styrbjorn AS.

(7) Includes the following shares of which Mr. Macaulay disclaims beneficial ownership: 1,082 shares held in trust for his children and 1,622 shares owned by his wife.

                             EXECUTIVE COMPENSATION

The following table sets forth for the years ended December 31, 2000, 2001 and 2002 the compensation paid by the Company to its Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term Compensation
                                                                             -------------------------------------
                                             Annual Compensation                      Awards               Payouts
                                      ----------------------------------     ------------------------      -------
                                                                 Other                     Securities
        Name                                                     Annual      Restricted     Underly-                   All Other
        and                                                      Compen-       Stock           ing           LTIP       Compen-
     Principal                                                   sation       Award(s)      Options/       Payouts     sation (1)
      Position              Year      Salary($)     Bonus($)      ($)           ($)         SARs (#)         ($)          ($)
---------------------------------------------------------------------------------------------------------------------------------
Merrill A. Miller, Jr.      2002       325,000             -       -            -            70,000           -          17,938
  President and CEO         2001       314,327       244,421       -            -            49,382           -          13,020
                            2000       236,154        64,142       -            -            44,321           -           7,049

Steven W. Krablin           2002       280,000             -       -            -            40,000           -          19,600
  Vice President            2001       272,885       141,464       -            -            37,037           -          12,280
  and CFO                   2000       218,185        52,349       -            -            37,673           -           7,716

Gary Stratulate(2)          2002       255,895             -       -            -            20,000           -          10,826
  President, Rig Systems    2001       260,816        99,245       -            -             9,629           -           8,710
  and Controls Group        2000       129,566        26,149       -            -             3,036           -               -

Jon Gjedebo(3)              2002       230,400             -       -            -            10,000           -               -
  Exec. Vice President      2001       208,800       101,122       -            -            12,345           -               -
  and CTO                   2000       178,769        44,857       -            -            20,887           -               -

Robert Bloom                2002       175,000             -       -            -            20,000           -          16,625
  President, Rig            2001       156,593        69,753       -            -             9,629           -          10,961
  Equipment Group           2000       119,308        24,383       -            -             4,432           -           8,596

(1)These amounts include:
   (a)The Company's cash contributions for 2002 under the National-Oilwell Retirement and Thrift Plan, a defined contribution plan, on behalf of Mr. Miller - $14,188; Mr. Krablin - $4,900; Mr. Stratulate - $10,826; and Mr. Bloom - $16,625.

   (b)The Company's cash contributions for 2002 under the National-Oilwell Supplemental Savings Plan, a defined contribution plan, on behalf of Mr. Miller - $3,750; and Mr. Krablin - $14,700.

(2)Mr. Stratulate joined National Oilwell in July 2000.

(3)Mr. Gjedebo joined National Oilwell in March 2000.

GRANTS OF OPTIONS/SAR'S IN LAST FISCAL YEAR

The following table provides information concerning stock options granted to Named Executive Officers during the fiscal year ended December 31, 2002. We have granted no stock appreciation rights.

                                                                                        Gains Based on Assumed
                                                                                         Rates of Stock Price
                                                                                       Appreciation for Option
                              2002 Option Grants                                                Term
----------------------------------------------------------------------------------------------------------------
                                       Percent of
                                          2002
                                        Employee        Exercise
                            Options      Option         Price per     Expiration      Assumed         Assumed
                            Granted      Grants         Share ($)        Date        Rate 5% ($)    Rate 10% ($)
----------------------------------------------------------------------------------------------------------------
Merrill A. Miller, Jr.      70,000       7.2%             18.53        01/31/12       815,739        2,067,243
Steven W. Krablin           40,000       4.1%             18.53        01/31/12       466,137        1,181,282
Gary Stratulate             20,000       2.0%             18.53        01/31/12       233,068          590,641
Jon Gjedebo                 10,000       1.0%             18.53        01/31/12       116,534          295,320
Robert L. Bloom             20,000       2.0%             18.53        01/31/12       233,068          590,641

The option exercise price per share is equal to the fair market value of a share of Common Stock on the date of grant. The grants have terms of ten years from the date of grant and vest in three equal annual installments beginning one year from the date of grant.

OPTION EXERCISES AND YEAR-END OPTION VALUES

The following table provides information about option exercises by the Named Executive Officers during 2002 and the value of unexercised options held by them at December 31, 2002.

                                                            Number of Unexercised             Value of Unexercised
                                                                  Options at                  in-the-money Options
                         2002 Stock Option Exercises           December 31, 2002              at December 31, 2002
                         ---------------------------------------------------------------------------------------------
                         Shares       Value Realized      Exercisable   Unexercisable     Exercisable    Unexercisable
                         ---------------------------------------------------------------------------------------------
Merrill A. Miller, Jr.   15,058         $  105,142          168,780       117,696          $   855,453    $  231,700
Steven W. Krablin        15,058            105,142          147,659        77,250            1,048,129       132,400
Gary Stratulate               0                  -           26,009        27,432              242,593        66,200
Jon Gjedebo                   0                  -           18,039        25,193                    -        33,100
Robert L. Bloom               0                  -            7,543        27,898               33,470        66,200

The Company made no awards during 2002 under any Long-Term Incentive Plan, nor does the Company have any defined benefit or actual plan under which benefits are determined primarily by final compensation and years of service.

EMPLOYMENT CONTRACTS

National Oilwell entered into employment agreements on January 1, 2002 with Messrs. Miller and Krablin that contain certain termination provisions. The agreements each have a term of three years and are automatically extended on an annual basis. The agreements provide for a base salary, participation in employee incentive plans, and employee benefits as generally provided to all employees. If the employment relationship is terminated by National Oilwell for any reason other than (i) voluntary termination; (ii) termination for cause (as defined); (iii) death; or (iv) long-term disability; or if the employment relationship is terminated by the employee for Good Reason, the employee is entitled to receive three times the sum of his current base salary plus the highest annual bonus received by the employee over the preceding three-year period, three times the amount equal to the total of the employer matching contributions under the Company's Retirement and Thrift Plan and Supplemental Savings Plan, and three years participation in the Company's welfare and medical benefit plans. The employee shall have the right, during the 60 day period after such termination, to elect to surrender all or part of any stock options held by the employee at the time of termination, whether or not exercisable, for a cash payment equal to the spread between the cost of the option and the highest reported per share sales price during the 60 day period prior to the date of termination. Any option not so surrendered will remain exercisable until the earlier of one year after the date of termination or the stated expiration date of the specific option grant. Under the agreements, termination by the employee for "Good Reason" means (i) the assignment to the employee of any duties inconsistent with his current position or any action by the Company that results in a diminution in the employee's position, authority, duties or responsibilities; (ii) a failure by the Company to comply with the terms of the agreement; or (iii) the requirement of the employee to relocate or to travel to a substantially greater extent than required at the date of the agreement. The agreements also contain restrictions on competitive activities and solicitation of our employees for three years following the date of termination.

We entered into an employment agreement on January 1, 2002 with Mr. Bloom that contains certain termination provisions. The agreement has a one-year term and is automatically extended on an annual basis. The agreement provides for a base salary, participation in employee incentive plans, and employee benefits as generally provided to all employees. If the employment relationship is terminated by National Oilwell for any reason other than (i) voluntary termination; (ii) termination for cause (as defined); (iii) death; or (iv) long-term disability; or if the employment relationship is terminated by the employee for Good Reason, the employee is entitled to receive the sum of his current base salary plus the highest annual bonus Mr. Bloom would be entitled to earn under the current year incentive plan and an amount equal to the total of the employer matching contributions under the Company's Retirement and Thrift Plan and Supplemental Savings Plan, and one year's participation in the Company's welfare and medical benefit plans. The agreement also contains restriction on competitive activities and solicitation of our employees for one year following the date of termination.

We entered into an employment agreement with Mr. Stratulate in connection with the June 28, 2000 merger between the Company and IRI International Corporation. The agreement provides for a base salary, participation in employee incentive plans, and employee benefits as generally provided to all employees. The agreement automatically extends for one year on an annual basis. If Mr. Stratulate's employment is involuntarily terminated at any time without cause, he will have the right to receive a lump sum payment of 150% of his base salary. The agreement also contains restrictions on competitive activities and solicitation of our employees for one year following the date of termination.

Effective March 1, 2000, we entered into an employment agreement with Mr. Gjedebo that had an initial term of three years and will terminate on November 30, 2003. The agreement provides for an annual base salary, participation in employee incentive plans and employee benefits as generally provided to all employees. Upon involuntary termination other than for cause, the agreement allows for payment of one year's base salary plus annual cash incentive. For a minimum period of one year after termination, Mr. Gjedebo is generally prohibited from competing or assisting others to compete against the Company.

Additionally, the Company's stock option agreements provide for full vesting of unvested outstanding options in the event of a change of control of the Company and a change in the optionee's responsibilities following a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As part of the June 28, 2000 merger between the Company and IRI International Corporation, Mr. Ansary, a director, entered into a non-competition agreement that generally prohibits him from competing or assisting others to compete with National Oilwell's existing business and from soliciting our employees. Over the three-year term of the agreement, Mr. Ansary received aggregate consideration of $3,000,000, with the final $1,000,000 payment made in June 2002.

Mr. Staff was Chief Executive Officer of National Oilwell from 1993 to 2001, and its Chairman from 1996 to 2002. In connection with the termination of his executive relationship with the Company, Mr. Staff continues to participate in the Company's medical benefit plans at the Company's expense.

We lease an office building and storage yard in Stavanger, Norway from Mr. Gjedebo, a director and executive officer. For 2002, we paid approximately $475,000 to Mr. Gjedebo in lease payments. The lease expires January 1, 2010. Mr. Gjedebo is Chairman and controlling shareholder of HitecVision A.S. During 2002, the Company had sales of approximately $158,000 to and purchases of approximately $64,000 from HitecVision and its affiliated companies. All transactions with these companies were on terms competitive with other third party vendors.

We transact business with companies with which certain of our Directors are affiliated. All transactions with these companies are on terms competitive with other third party vendors, and none of these is material either to us or any of these companies.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

National Oilwell's executive compensation program is administered by the Compensation Committee of the Board of Directors. The committee establishes specific compensation levels for key executives and administers the Company's stock award plans. The Compensation Committee's philosophy regarding executive compensation is to design a compensation package that will attract and retain key executives focused on the Company's annual growth and long-term strategy. The committee's objective is to provide compensation packages for key executives that offer compensation opportunities in the median range of oilfield service companies with a similar market capitalization.

The main components of the executive compensation program for 2002 were base salary, participation in the Company's annual cash incentive plan and the grant of non-qualified stock option awards. Salary levels are based on factors including individual performance, level and scope of responsibility and competitive salary levels within the industry. The committee determines median base salary levels by a comprehensive review of information provided in proxy statements filed by companies in the industry with similar market capitalizations.

All employees, including key executives, participated in the Company incentive plan in 2002, aligning a portion of each employee's cash compensation with Company performance against predetermined targets. As in prior years, the incentive plan provided for cash awards if objectives related to the Company's financial performance were met, and participant award opportunities varied depending upon levels of participation. The Company had to achieve an established minimum operating profit target before awards were earned by any employees, including executive officers, with higher levels of performance resulting in increased payments based upon an established progression. Established targets for 2002 were not met and no payments were made under the incentive plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Components of Mr. Miller's compensation for 2002 included base salary, participation in the incentive plan and the grant of stock options. Mr. Miller's base salary for 2002 was $325,000 and he received an option grant to purchase 70,000 shares of National Oilwell common stock. As described above, he received no payment under the 2002 incentive plan. The committee routinely reviews the compensation level of chief executive officers of industry companies with similar market capitalizations as well as Mr. Miller's individual performance and success in achieving the Company's strategic objectives. In January 2002, the committee recommended an increase to Mr. Miller's base salary in acknowledgement of his May 2001 promotion to chief executive officer, and the successful execution of the Company's strategy. Mr. Miller chose to decline the proposed increase in light of the softness in the industry at that time. In May 2002 Mr. Miller assumed the additional responsibilities of Chairman of the Board, and in recognition of this and the Company's successful growth and financial performance in a depressed market environment during 2002, his annual base salary was increased to $475,000 in January 2003. The committee believes this salary level is more reflective of, but still below, the median salary for chief executive officers of comparably sized companies in the oilfield service industry. The committee has indicated its intention, contingent upon continued favorable evaluations of Mr. Miller's performance, to further increase his salary to be more in line with the median base salary indicated by a review of compensation packages for comparable positions.

MEMBERS OF THE COMPENSATION COMMITTEE
  Ben A. Guill, Committee Chairman
  Roger L. Jarvis

                                PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on our common stock to the S&P 500 Index and to a self-constructed peer group of similar companies in the oilfield service industry (including BJ Services Company, Cooper Cameron Corporation, Smith International, Inc., and Varco International Inc.). The total shareholder return assumes $100 invested on December 31, 1997 in National Oilwell, the S&P 500 Index, and the peer group. It also assumes reinvestment of all dividends. The peer group is weighted based on the market capitalization of each company. The results shown in the graph below are not necessarily indicative of future performance.

[PERFORMANCE GRAPH]

                                              Cumulative Total Return
                     -----------------------------------------------------------------------
                     12/97        12/98        12/99         12/00        12/01        12/02
                     -----        -----        -----         -----        -----        -----
National Oilwell      100           33           46           113           60           64
S & P 500             100          129          156           141          125           97
Peer Group            100           41           88           132          102          114

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require that the Company disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors, executive officers, and beneficial owners of more than ten percent of the Company's stock. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the year ended December 31, 2002, no director, executive officer, or 10% beneficial holder failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

                STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

If you wish to submit proposals to be included in our 2004 proxy statement, we must receive them on or before December 31, 2003. Please address your proposals to: M. GAY MATHER, SECRETARY, NATIONAL-OILWELL, INC., 10000 RICHMOND AVENUE--6TH FLOOR, HOUSTON, TEXAS 77042.

If you wish to submit proposals at the meeting that are not eligible for inclusion in the proxy statement, you must give written notice no later than April 1, 2004 to: M. GAY MATHER, SECRETARY, NATIONAL-OILWELL, INC., 10000 RICHMOND AVENUE--6TH FLOOR, HOUSTON, TEXAS 77042. If you do not comply with this notice provision, the proxy holders will be allowed to use their discretionary voting authority on the proposal when it is raised at the meeting. In addition, proposals must also comply with National Oilwell's by-laws and the rules and regulations of the Securities and Exchange Commission.

                         ANNUAL REPORT AND OTHER MATTERS

At the date this proxy statement went to press, we did not know of any other matters to be acted upon at the meeting other than the election of directors as discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in accordance with their best judgment.

National Oilwell's 2002 Annual Report on Form 10K, as amended as amended by its Form 10K/A filed on April 14, 2003, is included in this mailing, but is not considered part of the proxy solicitation materials.

                                             By order of the board of directors,

                                             /s/ M. Gay Mather

                                             M. Gay Mather
                                             Secretary

Houston, Texas
May 28, 2003

                                                                      APPENDIX I

                             NATIONAL-OILWELL, INC.
                                   ("COMPANY")

                         CORPORATE GOVERNANCE GUIDELINES

               ADOPTED BY THE BOARD OF DIRECTORS ON APRIL 3, 2003

OBJECTIVES SOUGHT TO BE ACHIEVED

By adopting these Guidelines, the Board of Directors of the Company (the "Board") has committed to promote:

         - Transparency in reporting the Company's financial condition and results of operations, its business activities and other information about the Company, its management and its Board of Directors to regulatory authorities, the Company's shareholders and the Company's other constituencies;

         - Compliance with not only the literal requirements but also the Company's perception of the intended purposes of applicable laws, rules and regulations; and

         - Corporate behavior that conforms to corporate governance standards that substantially exceed the consensus view of minimum acceptable corporate governance standards.

COMPOSITION OF THE BOARD OF DIRECTORS

The bylaws provide that the number of Directors shall be determined from time to time by resolution of the Board. The Board believes that at the present time the optimal number of Directors is nine, but the Board will review this matter annually and will increase or decrease the number of Directors as appropriate after considering the recommendation of the Nominating/Corporate Governance Committee.

It is the policy of the Board of Directors that the Board will reflect the following characteristics at the earliest practicable time but in no event later than the time, if any, that each of the following becomes a legal or regulatory requirement:

         - Each Director shall have a reputation for integrity, honesty, candor, fairness and discretion;

         - Each Director shall be knowledgeable, or willing to become so quickly, in the critical aspects of the Company's businesses and operations;

         - Each Director shall be experienced and skillful in serving as a competent overseer of, and trusted advisor to, the senior management of at least one substantial enterprise;

         - Only one member of the Board shall be an executive officer or other employee of the Company. It is anticipated that under normal circumstances that employee shall be the Chief Executive Officer;

         - Diversity in the mix of the gender, race and background among Directors, consistent with the Board's requirements for knowledgeable, experienced, motivated and ethical members;

         - A majority of the Directors shall meet the standards of independence from the Company and its management set forth under "Director Independence" below; and

         - A range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to the full scope of the Company's operations and interests.

FUNCTIONS OF THE BOARD OF DIRECTORS

The Board of Directors has four regularly scheduled meetings a year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. In addition to its general oversight of management, the Board also performs a number of specific functions, including:

         - Selecting, monitoring, evaluating, compensating, and-if necessary- replacing the Chief Executive Officer and ensuring management succession;

         - In consultation with the Chief Executive Officer, selecting, monitoring, evaluating, compensating, and-if necessary-replacing the other senior executives;

         - Reviewing and approving management's strategic and business plans, including developing a depth of knowledge of the businesses being served, understanding and questioning the assumptions upon which such plans are based, and reaching an independent judgment as to the probability that the plans can be realized;

         - Reviewing and approving the Company's financial objectives, plans, and actions, including significant capital allocations and expenditures;

         - Establishing and approving the Company's policies regarding levels of delegated authority;

         - Monitoring corporate performance against the Company's strategic and business plans, including overseeing the Company's operating results on a regular basis to evaluate whether its businesses are being properly managed;

         - Promoting ethical behavior and compliance with laws and regulations, auditing and accounting principles, and the Company's own governing documents;

         - Reviewing, approving and periodically revising, as appropriate, the Company's mission statement, these Guidelines and the charters of the Board's various standing Committees;

         - Assessing the Board's own effectiveness in fulfilling these and other Board and committee responsibilities; and

         - Performing such other functions as are prescribed by law, or assigned to the Board in the Company's governing documents.

The Board of Directors has delegated to the Chief Executive Officer, working with the other executive officers of the Company and its affiliates, the authority and responsibility for managing the business of the Company in a manner consistent with the standards set forth in these Guidelines, and in accordance with any specific plans, instructions or directions of the Board.

DIRECTOR INDEPENDENCE

A majority of the members of the Board shall be independent Directors under the proposed New York Stock Exchange (NYSE) listing rules (the "Listing Rules") on or before the deadline mandated by the NYSE. Directors who do not meet the NYSE's independence standards also make valuable contributions to the Board and to the Company by reason of their experience and wisdom. For a Director to be deemed "independent," the Board shall affirmatively determine that the Director has no material relationship with the Company or its affiliates or any member of the senior management of the Company or his or her affiliates. In making this determination, the Board shall not deem a Director to be independent if he or she:

         - Is, or within the lesser of the past five years or the period since the effective date of the Listing Rules has been, employed by the Company or any of its affiliates;

         - Is, or within the lesser of the past five years or the period since the effective date of the Listing Rules has been, affiliated with or employed by a (present or former) auditor of the Company or any of its affiliates;

         - Currently participates, or within the lesser of the past five years or the period since the effective date of the Listing Rules has participated, in an interlocking directorate in which an Executive Officer of the Company or any of its affiliates serves on the compensation committee of a company that concurrently employs the Director;

         - Is, or within the lesser of the last five years or the period since the effective date of the Listing Rules has been, an executive officer or employee of another company whose sales of goods and services to and/or purchases of goods and services from the Company during any accounting year represented in the aggregate the greater of at least 2% or $1 million of the Company's consolidated gross revenues for that year;

         - Is, or within the lesser of the last five years or the period since the effective date of the Listing Rules has been, an executive officer or employee of another company whose sales of goods and services to and/or purchases of goods and services from the Company during any accounting year represented in the aggregate the greater of at least 2% or $1 million dollars of such other company's consolidated gross revenues for that year;

         - Receives directly or indirectly any consulting, advisory or other compensatory fee from the Company or an affiliate of the Company (other than compensation received as a Director); or

         - Is a member of the immediate family of any person who would not qualify as independent under the foregoing standards; provided, that employment of an immediate family member of a Director in a non-officer position shall not preclude the Board from determining that the Director is independent.

For purposes of these Guidelines, the terms:

         - "affiliate" means any corporation or other entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity; and

         - "immediate family" means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person's home.

The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director's business and other relationships with the Company and its affiliates and with senior management and their affiliates to enable the Board to evaluate the Director's independence. Following such annual review, only those Directors whom the Board affirmatively determines have no material relationship with the Company will be considered independent Directors, subject to additional qualifications prescribed under the final Listing Rules. The basis for any determination that a relationship is not material will be published in the Company's annual proxy statement.

Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as "independent." This obligation includes all business relationships among Directors, between Directors and the Company and its affiliates or members of senior management and their affiliates, whether or not such business relationships are subject to the approval requirement set forth in the following provision.

Each Director shall submit to the Nominating/Corporate Governance Committee for its consideration a letter of resignation upon resignation or retirement from, or termination of, the Director's principal current employment, or other similarly material changes in professional occupation or association. Following receipt of a recommendation from the Nominating/Corporate Governance Committee, the Board shall be free to accept or reject the letter of resignation. The Board shall act promptly with respect to each such letter of resignation and shall promptly notify the Director concerned of its decision.

The Company shall not make any personal loans or extensions of credit to nor become contingently liable for any indebtedness of Directors or Executive Officers.

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STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers are encouraged to own shares of the Company's stock and increase their ownership of those shares over time.

BOARD LEADERSHIP

Subject to review from time to time, the Company will continue to combine the roles of Chair of the Board and Chief Executive Officer and will appoint a Lead Director, as set forth below.

    ROLE OF THE CHAIR

The Chair is responsible for coordinating the activities of the Board. In addition to the duties of a regular Board member and those set forth in the Company's bylaws applicable to the office, the Chair has the following specific responsibilities:

         - Schedule Board meetings in a manner that enables the Board and its committees to perform their duties responsibly while not interfering with the ongoing operations of the Company;

         - Prepare, with input from the Chief Executive Officer if the same person does not hold both offices, committee chairs and other Directors, the agendas for the Board meetings;

         - Define the quality, quantity and timeliness of the flow of information between senior management and the Board;

         - Approve, in consultation with other Directors, the retention of consultants who report directly to the Board;

         - Interview, along with the members of the Nominating/Corporate Governance Committee, all Board candidates, and make recommendations to that committee;

         -        Assist the Board in the implementation of these Guidelines;
                  and

         - Consult with the Nominating/Corporate Governance Committee with respect to the membership of the various Board committees and the selection of the committee chairs.

         ROLE OF LEAD DIRECTOR

The Lead Director shall be an independent Director and shall be responsible for developing the agenda for, and presiding over the executive sessions of, the Board's non-management Directors and acting as principal liaison between the non-management Directors and the Chief Executive Officer on matters dealt with in executive session. If the Chair of the Board is an independent Director, that person shall also serve as the Lead Director.

CRITERIA FOR SELECTION OF CHIEF EXECUTIVE OFFICER AND ANNUAL EVALUATION

The Chief Executive Officer should exhibit and have a reputation for dedication, integrity, honesty, candor, fairness and discretion. The Chief Executive Officer should also be knowledgeable or willing to become so quickly in the critical aspects of the Company's businesses and operations. He or she should be experienced in serving in a leadership position as a member of senior management of a substantial publicly held corporation, including extensive experience in matters such as dealing with employees, investors, customers, vendors, competitors, suppliers, rating agencies and regulatory authorities.

Annually, the Compensation Committee shall solicit information from each Director regarding the performance of the Chief Executive Officer during the current year. The Compensation Committee shall compile the information and present an evaluation of the Chief Executive Officer's performance and a recommendation regarding the terms of his or her continued employment to the independent members of the Board. Thereafter, the Compensation Committee shall discuss its evaluation and the recommendation of the independent members of the Board with the Chief Executive Officer.

MANAGEMENT SUCCESSION AND REVIEW

The Chief Executive Officer shall be responsible for: (a) developing processes to identify talent within the Company to succeed to senior positions in management; and (b) annually discussing such processes and presenting the information developed pursuant thereto to the Nominating/Corporate Governance Committee for its consideration. This committee shall be responsible for planning for succession in the senior management ranks, including the office of the Chief Executive Officer.

ACCESS TO MANAGERS AND OUTSIDE ADVISORS

Each Director may consult with any manager or employee or with any outside advisor to the Company at any time. If appropriate, it is expected that the Director will inform the Chief Executive Officer when significant issues are being discussed.

The Board, as well as each Committee of the Board, shall have the right to retain, at the Company's expense, such outside advisors as the Board or applicable Committee shall deem appropriate.

BOARD MEETINGS

The Chair of the Board, with input from the other members of the Board, shall determine the timing and length of the meetings of the Board. The Board expects that four regular meetings at appropriate intervals are in general desirable for the performance of the Board's normal responsibilities. In addition to regularly scheduled meetings, unscheduled or special Board meetings may be called upon appropriate notice at any time to address specific needs of the Company.

Directors are expected to attend and participate in person in each regularly scheduled Board meeting, as well as the dinner meeting held the evening before each regularly scheduled Board meeting. It is recognized, however, that telephone conference participation by a Director may be necessary from time to time and that such participation is preferable to a Director missing a Board meeting.

The Chair shall establish the agenda for each Board meeting with input from the other Directors. Each agenda for a regularly scheduled Board meeting will include an "Other Business" segment. Each Director shall have the ability to include items on the agenda, request the presence of or a report by any member of the Company's senior management or raise subjects during the "Other Business" segment of each regularly scheduled Board meeting that are not on the agenda for that meeting. The Chair of the Board or the Corporate Secretary shall circulate the final agenda among the Directors. To the extent deemed appropriate by the Chief Executive Officer, the operating heads of the major businesses of the Company shall be afforded an opportunity to make presentations to the Board. The Company's Chief Executive Officer (if not a Director), Chief Financial Officer and Corporate Secretary shall attend each meeting of the Board, unless requested otherwise by the Board.

MEETINGS OF NON-MANAGEMENT DIRECTORS IN EXECUTIVE SESSION

After each regularly scheduled meeting of the Board of Directors, the non-management members of the Board shall meet in regularly scheduled executive session, without the participation of the Chief Executive Officer or other members of the Company's management to review matters concerning the relationship of the Board with the management Directors and other members of the Company's management and such other matters as the Lead Director and participating Directors may deem appropriate. The Board shall not take formal actions at such sessions, although the participating Directors may make recommendations for consideration by the full Board. Additional executive sessions may be scheduled from time to time as determined by the Lead Director or a majority of the non-management Directors. Minutes of each meeting shall be prepared and the topics discussed at each meeting shall be summarized for the Chief Executive Officer by the Lead Director or the other non-management Directors participating in the meeting.

BOARD COMMITTEES AND COMMITTEE MEMBERSHIP

There are currently three standing Committees of the Board of Directors: Audit, Compensation and Nominating/Corporate Governance. From time to time, the Board may designate ad hoc Committees in conformity with the Company's bylaws. Each standing Committee shall have the authority and responsibilities delineated in the Company's bylaws, the resolutions creating it and any applicable charter. No standing Committee is authorized to create a subcommittee. The Board of Directors shall have the authority to disband any ad hoc or standing Committee when it deems it appropriate to do so, provided that the Company shall at all times have such Committees as may be required by applicable law or listing standards.

The Nominating/Corporate Governance Committee, in consultation with the Chair of the Board, and after considering the desires, experience and expertise of individual Directors, shall make a recommendation and report to the Board regarding the assignment of Directors to Committees, including the designation of Committee Chairs. Committees and their Chairs shall be appointed by the Board of Directors annually at the annual organizational meeting of the Board of Directors. It is the Board's policy that only Directors who at all times meet the independence and other requirements of applicable law, listing requirements and these Guidelines shall serve on the Company's standing Committees.

Each standing Committee shall have a written charter, which shall be approved by the full Board of Directors and state the purpose of such Committee. Committee charters shall be reviewed periodically to reflect the activities of each of the respective Committees, changes in applicable law or regulation and other relevant considerations, and proposed revisions to such charters shall be approved by the full Board of Directors. If any Director ceases to be independent under the standards set forth herein while serving on any Committee whose members must be independent, he or she shall promptly resign from that Committee.

COMMITTEE MEETINGS

Each Committee Chair, in consultation with the Chair of the Board, shall establish agendas and set meetings at the frequency and length appropriate and necessary to carry out the Committee's responsibilities.

Any Director who is not a member of a particular Committee may attend any Committee meeting, unless otherwise requested by the Committee Chair. All Directors shall be entitled to receive information distributed in respect of any particular Committee meeting, unless (i) otherwise requested by the Committee Chair or (ii) the Director elects not to receive such materials.

BOARD MATERIALS

Directors shall receive information and data that are important to their understanding of the businesses of the Company in sufficient time to prepare for meetings and in any event at least two business days prior to any regularly scheduled meeting in the case of a regular agenda item and as promptly as practicable thereafter with respect to any special agenda item. Information and data relating to matters to be addressed at a specially scheduled meeting shall be received by Directors as soon as practicable prior to the meeting. This material shall be as concise as possible while providing the requisite information; and it shall include highlights and summaries whenever appropriate. The material may be distributed by electronic means, regular mail, fax, courier, or overnight mail. However, it is recognized that certain circumstances may on occasion cause written materials to be unavailable in advance of the meeting.

Directors may request that the Chief Executive Officer or appropriate members of senior management present to the Board information on specific topics relating to the Company and its operations.

BOARD CONDUCT AND REVIEW

The Audit Committee shall periodically assess the Company's Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers (the "Code") and the other policies referred to in or constituting part of the Company's Code of Ethics (as defined in the Code) to assure that each of them addresses appropriate topics, contains compliance standards and procedures, and comports with relevant law and NYSE listing rules. Members of the Board of Directors shall act at all times in accordance with the requirements of the Code of Ethics, which shall be applicable to each Director. The Board may not waive the application of the Code of Ethics for any Executive Officer or Director, but may determine that the substantive requirements of the Code of Ethics are not contravened by a particular set of circumstances.

The Nominating/Corporate Governance Committee shall conduct an annual review and evaluation of the conduct and performance of the Board, its members, the Board's standing committees and their members based upon completion by each Director of an evaluation form circulated annually, that includes, among other things, an assessment of:

         - The composition and independence of the Board and each standing committee of which such Director is a member;

         - Access to and review of information from management by the Board and each standing committee of which a Director is a member, and the quality of such information;

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

         - The performance of the members of the Board and each standing committee of which such Director is a member;

         -        The Board's responsiveness to shareholder concerns;

         - Maintenance and implementation of the Company's Code of Ethics; and

         -        Maintenance and implementation of these Guidelines.

The review shall seek to identify specific areas, if any, in need of improvement or strengthening and the results shall be summarized in a report delivered by the Nominating/Corporate Governance Committee to the full Board annually. The Board shall discuss the report and consider any recommendations set forth therein. The Board may request that any member who receives unfavorable performance reviews from at least a majority of the other members of the Board or any committee upon which he or she serves resign from the Board or any such committee.

Service on the board of directors of any company by the Chief Executive Officer or any other member of the Company's senior management shall be approved by the Nominating/Corporate Governance Committee prior to the commencement of service on any such board.

SELECTION AND ORIENTATION OF DIRECTORS

The Board shall be responsible for identifying candidates for membership on the Board. Prospective candidates for Director shall be initially identified by the Chair of the Board or any Director, shall be interviewed by members of the Nominating/Corporate Governance Committee and shall be recommended by that committee to the full Board for its consideration and approval. Invitations for membership on the Board shall be extended by the Chair of the Board or such other person as may be designated by the Nominating/Corporate Governance Committee.

The Board recognizes that it is important for the Board to balance the benefits of continuity with the benefits of fresh viewpoints and experience. In selecting Directors, whether new candidates or continuing Directors, the Board shall give the highest priority to meeting the standards and qualifications set forth at the beginning of these Guidelines. In this connection, the Board shall seek candidates whose occupation, service on other boards, or other time constraints will not adversely affect their ability to dedicate the requisite time to service on this Board.

The Nominating/Corporate Governance Committee, working with the Company's senior management, shall provide appropriate orientation programs for new Directors, which shall be designed both to familiarize new Directors with the full scope of the Company's businesses and key challenges and to assist new Directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities. The Nominating/Corporate Governance Committee, working with the Company's senior management, shall also periodically provide materials or briefing sessions for all Directors on subjects that would assist them in discharging their duties and manage for visits to the Company's key facilities. The Company shall offer annually to pay the costs for each Director attending and participating in one professionally sponsored conference or educational program designated to familiarize directors of publicly held companies with their duties and responsibilities.

DIRECTOR COMPENSATION

The Compensation Committee shall review annually the Directors' compensation package and make recommendations as appropriate to the full Board. Director compensation should be

                                      I-9

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sufficient to enable the Company to attract talented and qualified individuals to serve on the Board and its standing Committees. Director compensation must be the sole remuneration from the Company for members of the Audit, Compensation, and Nominating/Corporate Governance Committees.

COMMUNICATIONS WITH THIRD PARTIES

Generally, the Chief Executive Officer, the Chief Financial Officer or one of their designees shall be the chief spokesperson for the Company, except under extraordinary circumstances, in which event the Chair and/or the Lead Director shall serve as the spokesperson for the Company.

REPRICING STOCK OPTIONS

The Company shall not reprice any stock options.

AGE, TERM AND OTHER LIMITS

These Guidelines have been adopted to promote high standards of professionalism and commitment in regards to service by the Company's Directors and Executive Officers. Accordingly, the Board believes that arbitrary restrictions on the number of directorships that a Director may hold, the number of terms a Director may serve or the maximum age of any Director are unnecessary.

CORPORATE GOVERNANCE GUIDELINES

The Nominating/Corporate Governance Committee shall reevaluate, no less frequently than annually, these Guidelines and recommend to the Board such revisions as it deems necessary or appropriate for the Board to discharge its responsibilities more effectively.

If the Board ascertains at any time that any of the Guidelines set forth herein are not in full force and effect, the Board shall take such action as it deem reasonably necessary to assure full compliance as promptly as practicable.

Copies of the current version of these Guidelines, the Company's Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers, the Code of Ethics for Senior Financial Officers and the charter for each standing Committee of the Board shall be posted on the Company's website.

                                     I-10

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                                                                     APPENDIX II

                             NATIONAL-OILWELL, INC.
                                   ("COMPANY")

                      CHARTER OF THE AUDIT COMMITTEE OF THE
                               BOARD OF DIRECTORS

               ADOPTED BY THE BOARD OF DIRECTORS ON APRIL 3, 2003

I.       AUDIT COMMITTEE PURPOSE

The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

                  - Monitor the integrity of the Company's financial statements, financial reporting processes, systems of internal controls regarding finance, accounting and legal compliance and disclosure controls and procedures.

                  - Select and appoint the Company's independent auditors, pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to the Company by the Company's independent auditors, and establish the fees and other compensation to be paid to the independent auditors.

                  - Monitor the independence and performance of the Company's independent auditors and internal auditing function.

                  - Establish procedures for the receipt, retention, response to and treatment of complaints, including confidential, anonymous submissions by the Company's employees, regarding accounting, internal controls, disclosure or auditing matters, and provide an avenue of communication among the independent auditors, management, the internal auditing function and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct and confidential access to the independent auditors as well as officers and employees of the Company. The Committee has the authority to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to the Company's independent auditors in connection with the issuance of its audit report, or to any consultants or experts employed by the Committee.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence and experience requirements of the Securities and Exchange

                                     I-11

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Commission, the New York Stock Exchange and the Corporate Governance Guidelines
of the Board (as each may be modified or supplemented). All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements of the sort published by the Company at the time of their appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise and qualify as an "audit committee financial expert" in accordance with the requirements of the Securities and Exchange Commission and other applicable rules (as may be modified or supplemented).

No Director may serve as a member of the Committee if such Director serves on the audit committee of more than two other public companies.

Committee members shall be appointed by the Board. If a Committee Chair is not designated by the Board or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. A majority of the members of the Committee shall constitute a quorum. The Committee may act by unanimous written consent, when deemed necessary or desirable by the Committee or its Chair.

The Committee shall meet privately in executive session at least four times annually with management, the manager of internal auditing, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, shall communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the independent auditors' review procedures.

The Chair of the Committee, with input from the other members of the Committee as well as the Chief Financial Officer, the General Counsel, the Internal Audit Group, the Risk Mitigation Group and the independent auditor, shall develop the agenda for each Committee Meeting.
The Committee shall not be authorized to create any subcommittees.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

REVIEW PROCEDURES

         1. Review the Company's annual audited financial statements prior to filing or release, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." Review should include discussion with management and the independent auditors of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including, without limitation, a review with the independent auditors of any auditor report to the Committee required under rules of the Securities and Exchange Commission (as may be modified or supplemented). Review should also include review of the independence of the independent auditors (see item 11 below) and a discussion with the independent auditors of the conduct of their audit (see item 12 below). Based on such review determine whether to recommend to the Board that the annual audited financial statements be included in the Company's Annual Report filed under the rules of the Securities and Exchange Commission.

         2. In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls.

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Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal audit function together with management's responses. Review any significant changes to the Company's auditing and accounting policies. Resolve disagreements, if any, between management and the independent auditors.

         3. Review with financial management and the independent auditors the Company's quarterly earnings releases and financial statements prior to filing or release. The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.

         4. Review any exceptions to the certifications required of the Chief Executive Officer and Chief Financial Officer in connection with the filings of annual and quarterly financial statements with the Securities and Exchange Commission.

         5. Periodically review and discuss financial information and earnings guidance provided to analysts and rating agencies. The Committee may designate a member of the Committee to represent the entire Committee for purposes of this review.

         6. Review and reassess the adequacy of this Charter at least annually and submit any recommended changes herein to the Board at its fourth regularly scheduled meeting in each year. Submit the Charter to the Board of Directors for approval and cause the Charter to be approved at least once every three years in accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange (as may be modified or supplemented).

INDEPENDENT AUDITORS

         7. The Company's independent auditors are directly accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the independent auditors, annually appoint the independent auditors and approve any discharge of auditors when circumstances warrant.

         8. The Committee shall set clear hiring policies for employees or former employees of the independent auditors.

         9. Approve the fees and other significant compensation to be paid to the independent auditors.

         10. Approve the independent auditors' annual audit plan, including scope, staffing, locations and reliance upon management and the internal audit function.

         11. On an annual basis, review and discuss with the independent auditors all significant relationships the auditors have with the Company that could impair the auditors' independence. Such review should include receipt and review of a report from the independent auditors regarding their independence consistent with Independence Standards Board Standard I (as may be modified or supplemented). All engagements for non-audit services by the independent auditors must be approved by the Committee prior to the commencement of services. The Committee may designate a member of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Company's independent auditors may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.

         12. Prior to filing or releasing annual financial statements, discuss the results of the audit with the independent auditors, including a discussion of the matters required to be communicated to audit committees in accordance with SAS 61 (as may be modified or supplemented). Prior to filing or releasing quarterly unaudited financial statements, discuss the independent auditors matters required to be communicated to audit committees in accordance with SAS 71 (as may be modified or supplemented).

         13. Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 (which requires, among other things, that audits shall include procedures relative to the detection of illegal acts and the identification of material related party transactions and sets forth the required response to audit discoveries) has not been implicated.

         14. Consider the independent auditors' judgment about the quality and appropriateness of the Company's accounting principles, including acceptable alternatives and critical accounting estimates as applied in its financial reporting.

INTERNAL AUDIT FUNCTION AND LEGAL COMPLIANCE

         15. Review the budget and activities of the Company's internal audit function, audit plans, procedures and result, and coordination with independent auditors. Regularly review the continued overall effectiveness of the internal audit function as required under relevant law and New York Stock Exchange Listing Standards.

         16. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

         17. Review reports received by the Company's Risk Mitigation Group with respect to complaints regarding accounting, internal accounting controls, disclosure controls and procedures, auditing matters or violations of the Company's Code of Ethics (as defined in the Company's Code of Business Conduct for Members of the Board of Directors and Executive Officers)(collectively, "Complaints").

         18. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

         19. Review and assess at least annually the Company's Code of Ethics, recommend changes in the Code of Ethics as conditions warrant and confirm that management has established a system to monitor compliance with the Code of Ethics by officers and relevant employees of the Company.

         20. Review management's monitoring of the Company's compliance with the Code of Ethics, and confirm that management has a review system in place to maximize the likelihood that the Company's financial statements, reports, other financial information and disclosures disseminated to governmental organizations and the public satisfy applicable legal requirements.

         21. Facilitate and review, as appropriate, the Company's procedures for the receipt, retention and treatment of Complaints received by the Company from (a) Company employees through the Company's Risk Mitigation Group or (b) Company employees or others through confidential, anonymous submission(s) to a post office box (or confidential e-mail) directly to the Chair of the Audit Committee.

         22. Confirm that any action requested by the Chair in respect of any alleged Complaint has been taken as requested by the Committee.

         23. Serve as the Board's qualified legal compliance committee pursuant to which an attorney for the Company may report purported evidence of a material violation of securities law, breach of fiduciary duty or similar violation by the Company or one of its agents.

OTHER AUDIT COMMITTEE RESPONSIBILITIES

         24. Annually prepare the report to shareholders as required by the roles of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         25.      Review and approve all related-party transactions.

         26. Perform any other activities consistent with this Charter, the Company's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

         27. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

         28. The Committee shall be evaluated through the annual evaluation process conducted by the Nominating/Corporate Governance Committee.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditors. It is also the responsibility of management to assure compliance with laws and regulations and the Company's corporate policies with oversight by the Committee in the areas covered by this Charter.

                                                                    APPENDIX III

                             NATIONAL-OILWELL, INC.
                                   ("COMPANY")

                      CHARTER OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

               ADOPTED BY THE BOARD OF DIRECTORS ON APRIL 3, 2003

I.       COMPENSATION COMMITTEE PURPOSE

The Compensation Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

                  - Discharge the Board's responsibilities relating to compensation of the Company's directors and executive officers.

                  - Approve and evaluate all compensation of directors and executive officers, including salaries, bonuses, and compensation plans, policies and programs of the Company.

                  - Administer all plans of the Company under which shares of common stock may be acquired by directors or executive officers of the Company.

The Committee has the authority, at the Company's expense and to the extent it deems necessary or appropriate, to retain special legal, compensation or other consultants to advise the Committee. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to any consultants or experts employed by the Committee. The Committee may request any officer or employee of the Company or the Company's counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

II.      COMPENSATION COMMITTEE COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence requirements of the Securities and Exchange Commission, the New York Stock Exchange and the Corporate Governance Guidelines of the Board (as each may be modified or supplemented) and the definition of "Outside Director" as defined in section 162(m) of the Internal Revenue Code.

Committee members shall be appointed by the Board. If a Committee Chair is not designated by the Board or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least twice annually, or more frequently as circumstances dictate. A majority of the members of the Committee shall constitute a quorum. The Committee may act by unanimous written consent, when deemed necessary or desirable by the Committee.

The Chair of the Committee, with input from the other members of the Committee and the representatives of the Company's senior management designated by the Chief Executive Officer, shall develop the agenda for each Committee meeting.

The Committee shall not be authorized to create any subcommittees.

III.     COMPENSATION COMMITTEE RESPONSIBILITIES AND DUTIES

         1. Equity-based Plans. The Committee shall make recommendations to the Board with respect to incentive-compensation plans and equity-based plans for all employees.

         2. Stock Plan Administration. The Committee shall have full and final authority in connection with the administration of all plans of the Company under which shares of common stock or other equity securities of the Company may be issued to directors and executive officers. In furtherance of the foregoing, the Committee shall, in its sole discretion, grant options and make awards of shares under the Company's stock plans.

         3. Director Compensation. The Committee shall assess the adequacy and suitability of the Company's compensation plan for members of its Board, at the time of the fourth regularly scheduled Board meeting in each year. In carrying out this responsibility, the Committee shall consider whether the Company's director compensation plan is sufficient to enable the Company to attract talented and qualified individuals to serve on the Board and its standing committees. Where the Committee considers it appropriate, the Committee may engage compensation consultants to evaluate the adequacy of the Company's director compensation plan. The Committee shall prepare, as appropriate, modifications to the current director compensation plan and submit any such modifications to the full Board for its disposition.

         4. Chief Executive Officer ("CEO") Compensation and Goals. The Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation, solicit input from all directors of the Company at the fourth regularly scheduled Board meeting in each year, evaluate the CEO's performance in light of those goals and objectives, recommend to the non-management members of the Board the CEO's total annual compensation package at the first regularly scheduled Board meeting in the following year and thereafter the Chair of the Committee shall provide development feedback to the CEO. In determining the long-term incentive component of CEO compensation, the Committee will consider the Company's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

         5. Approval of Other Executive Officer Compensation. Following the first regularly scheduled Board meeting in each year, the Committee shall review with the CEO and approve for the executive officers of the Company other than the CEO: (a) annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

         6. Annual Report on Executive Officer Compensation. The Committee shall produce the annual report on executive officer compensation for inclusion in the proxy statement of the Company.

         7. Other Activities. Perform any other activities consistent with this Charter, the Company's bylaws and governing law, as the Committee or the Board deems necessary or appropriate, including a review and assessment of this Charter at least annually and the submission of any recommended changes therein to the Board at its fourth regularly scheduled meeting in each year.

         8. Committee Minutes and Reports. Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

         9. Section 16(b) Approvals. Pre-approve all transactions in the Company's securities, by and between the Company and any director and executive officer of the Company, for which exemptive treatment from Section 16(b) of the Exchange Act is sought.

         10. Evaluations. This Committee shall be evaluated through the annual evaluation process administered by the Nominating/Corporate Governance Committee.

                                                                     APPENDIX IV

                             NATIONAL-OILWELL, INC.
                                   ("COMPANY")

                       CHARTER OF THE NOMINATING/CORPORATE
                              GOVERNANCE COMMITTEE
                            OF THE BOARD OF DIRECTORS

               ADOPTED BY THE BOARD OF DIRECTORS ON APRIL 3, 2003

I.       NOMINATING/CORPORATE GOVERNANCE COMMITTEE PURPOSE

The Nominating/Corporate Governance Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

                  - Ensure that the Board and its Committees are appropriately constituted so that the Board and Directors may effectively meet their fiduciary obligations to shareholders and the Company.

                  - Identify individuals qualified to become Board members and recommend to the Board the Director nominees for the next annual meeting of shareholders and candidates to fill vacancies in the Board.

                  - Recommend to the Board annually the Directors to be appointed to Board committees.

                  - Monitor, review, and recommend when necessary, any changes to the Corporate Governance Guidelines.

                  - Monitor and evaluate annually how effectively the Board and the Company have implemented the policies and principles of the Corporate Governance Guidelines.

The Committee has the authority, at the Company's expense, to retain (and terminate as necessary) any search firm used to identify director candidates and shall have sole authority to approve such search firm's fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors it deems necessary in the performance of its duties. The Company shall at all times make adequate provisions for the payment of all fees and other compensation, approved by the Committee, to any consultants or experts employed by the Committee. The Committee may request any officer or employee of the Company or the Company's counsel to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

II.      NOMINATING/CORPORATE GOVERNANCE COMMITTEE COMPOSITION AND MEETINGS

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall meet the independence requirements of the Securities and Exchange Commission, the

New York Stock Exchange and the Corporate Governance Guidelines of the Board (the "Guidelines") (as each may be modified or supplemented).

Committee members shall be appointed by the Board. If a Committee Chair is not designated by the Board or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least twice annually, or more frequently as circumstances dictate. A majority of the members of the Committee shall constitute a quorum. The Committee may act by unanimous written consent, when deemed necessary or desirable by the Committee or its Chair.

The Chair of the Committee, with input from the other members of the Committee and the representatives of the Company's senior management designated by the Chief Executive Officer, shall develop the agenda for each Committee meeting.

The Committee shall not be authorized to create any subcommittees.

III.     NOMINATING/CORPORATE GOVERNANCE COMMITTEE RESPONSIBILITIES AND DUTIES

         RECOMMEND NOMINEES FOR ELECTION AS DIRECTORS

         The Committee shall recommend to the Board the Director nominees for the next annual meeting of shareholders and persons to fill vacancies in the Board that occur between meetings of shareholders. In carrying out this responsibility, the Committee shall:

         1. Determine the desired Board skills and attributes and, when appropriate, conduct searches for prospective Board members whose skills and attributes reflect those desired and consider candidates suggested by shareholders.

         2. Interview prospective candidates and ascertain whether they meet the qualifications for director set forth in the Guidelines.

         3. Secure approval by the entire Board of each nominee for election as a Director or person selected to fill a vacancy on the Board.

         4. Approve extending an invitation to join the Board if the invitation is proposed to be extended by any person other than the Chair of the Committee.

         RECOMMEND APPOINTMENTS

         5. The Committee, in consultation with the Chair of the Board, and after considering the desires, experience and expertise of individual Directors, shall make a recommendation and report to the Board regarding the assignment of Directors to Committees, including the designation of Committee Chairs. Committees and their Chairs shall be appointed by the Board of Directors annually at the annual organizational meeting of the Board of Directors. It is the Board's policy that only Directors who at all times meet the independence and other requirements of applicable law, listing requirements and the Guidelines shall serve on the Company's standing Committees.

         6. Annually, the Committee shall appoint an independent Director to serve as the Company's Lead Director.

         EVALUATE THE BOARD, ITS COMMITTEES AND THEIR MEMBERS

         The Committee shall conduct an annual review and evaluation of the conduct and performance of the Board, its members, the Board's committees and their members based upon completion by each director of an evaluation form circulated in connection with the second regularly scheduled Board meeting in each year. The evaluation form shall include questions designed to solicit an assessment of:

         7. The composition and independence of the Board and each committee of which a Director is a member.

         8. Access to and review of information from management by the Board and each committee on which a Director is a member, and the quality of such information.

         9. The performance of the members of the Board and each committee of which each Director is a member.

         10.      The Board's responsiveness to shareholder concerns.

         11. Maintenance and implementation of the Company's Code of Ethics (as defined in Company's Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officer).

         12.      Maintenance and implementation of the Guidelines.

         The review shall seek to identify specific areas, if any, in need of improvement or strengthening and the results shall be summarized in a report by the Committee that is presented to the full Board during the fourth regularly scheduled Board meeting in each year. The Board shall discuss the report and consider any recommendations set forth therein. The Board may request that any member who receives unfavorable performance reviews from at least a majority of the other members of the Board or any committee upon which he or she serves resign from the Board or any such committee.

         MONITOR AND EVALUATE THE CORPORATE GOVERNANCE GUIDELINES

         The Committee shall annually review the Guidelines. In carrying out this responsibility, the Committee shall:

         13. Determine whether the Guidelines are being effectively adhered to and implemented.

         14. Ensure that the Guidelines are appropriate for the Company and comply with applicable laws, regulations and listing standards.

         15. Recommend any desirable changes in the Guidelines to the Board during the fourth regularly scheduled Board meeting in each year.

         16. Consider any other corporate governance issues that may arise from time to time, and develop appropriate recommendations to the Board.

         BOARD ORIENTATIONS AND CONTINUING EDUCATION

         17. The Committee, working with the Company's senior management, shall be responsible for the development of an orientation program for new Directors, which shall be designed both to familiarize new Directors with the full scope of the Company's business and key challenges and to assist new Directors in developing and maintaining the skills necessary or appropriate for the discharge of their responsibilities. The program should include background material, meetings with senior management and visits to the Company's key facilities.

         REVIEW OF MANAGEMENT SUCCESSION PLANS

         18. The Committee shall be responsible for planning for succession in the senior management ranks of the Company, including the office of Chief Executive Officer. The Chief Executive Officer shall report to the Committee at the time of the fourth regularly scheduled Board meeting in each year regarding the processes in place to identify talent within the Company to succeed to senior management positions and the information developed during the current calendar year pursuant to those processes.

         OTHER NOMINATING/CORPORATE GOVERNANCE COMMITTEE RESPONSIBILITIES

         The Committee shall discharge the following additional responsibilities:

         19. Perform any other activities consistent with this Charter, the Company's bylaws and governing law, as the Committee or the Board deems necessary or appropriate, including a review and assessment of this Charter at least annually and the submission of any recommended changes therein to the Board at its fourth regularly scheduled meeting in each year.

         20. Consider at least annually and recommend to the Board during the third regularly scheduled Board meeting in each year suggested changes, if any, in the size of the Board.

         21. Review the corporate governance disclosures in the Company's proxy statement for each annual meeting of shareholders.

         22. Approve service by the Chief Executive Officer or any other member of senior management on the board of directors of any company if the Committee deems such service appropriate and desirable under the circumstances.

         23. Receive, evaluate and formulate a recommendation to the Board regarding any resignation letter received from a non-management director upon his or her resignation or retirement from, or termination of, his or her principal current employment, or other similar change in professional occupation or association.

         24. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                                                      APPENDIX V

                             NATIONAL-OILWELL, INC.

                     CODE OF BUSINESS CONDUCT AND ETHICS FOR
                        MEMBERS OF THE BOARD OF DIRECTORS
                             AND EXECUTIVE OFFICERS

               ADOPTED BY THE BOARD OF DIRECTORS ON APRIL 3, 2003

         The Board of Directors (the "Board") of National-Oilwell, Inc. (the "Company") has adopted the following Code of Business Conduct and Ethics for Members of the Board of Directors and Executive Officers (this "Code"). This Code is intended to focus the Board, each Director, Company management, and each Executive Officer on areas of ethical risk, provide guidance to Directors and management to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability. Each Director and Executive Officer must comply with the letter and spirit of this Code. This Code, the Company's Business Ethics Policy, Conflict of Interest Policy, Policy Regarding Employee Inventions and Confidential Information, Improper Business Payments Policy, Policy Regarding U.S. Antitrust Laws, Code of Ethics for Senior Financial Officers and Policy on Insider Trading, in the aggregate constitute the Company's Code of Ethics.

         No code or policy can anticipate every situation that may arise. Accordingly, this Code is intended to serve as a source of guiding principles for Directors and Executive Officers. Directors and Executive Officers are encouraged to bring questions about particular circumstances that may implicate one or more of the provisions of this Code to the attention of the Chair of the Audit Committee, who may consult with legal counsel as appropriate.

         Executive Officers of the Company, including Directors who also serve as Executive Officers of the Company should read this Code in conjunction with the Company's Business Ethics Policy.

         1.       CONFLICT OF INTEREST.

         A "conflict of interest" occurs when a Director's or Executive Officer's private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Conflicts of interest also arise when a Director or Executive Officer, or a member of his or her immediate family, receives improper personal benefits as a result of his or her position as a Director or Executive Officer of the Company. Loans or guarantees of obligations may create conflicts of interest; therefore, the Company shall not make any personal loans or extensions of credit to nor become contingently liable for any indebtedness of Directors or Executive Officers or a member of his or her family.

         Directors and Executive Officers must avoid conflicts of interest with the Company. Any situation that involves, or may reasonably be expected to involve, a conflict of interest with the Company must be disclosed immediately to the Chair of the Audit Committee.

         This Code does not attempt to describe all possible conflicts of interest which could develop. Some of the more common conflicts from which Directors and Executive Officers must refrain, however, are set out below.

         - Relationship of Company with third parties. Directors and Executive Officers may not engage in any conduct or activities that are inconsistent with the Company's best interests or that disrupt or impair the Company's relationship with any person or entity with which the Company has or proposes to enter into a business or contractual relationship.

         - Compensation from non-Company sources. Directors and Executive Officers may not accept compensation, in any form, for services performed for the Company from any source other than the Company.

         - Gifts. Directors and Executive Officers and members of their families may not offer, give or receive gifts from persons or entities who deal with the Company in those cases where any such gift is being made in order to influence the Directors' or Executive Officers' actions as members of the Board and senior management of the Company, or where acceptance of the gifts could create the appearance of a conflict of interest.

         2.       CORPORATE OPPORTUNITIES.

         Directors and Executive Officers owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. Executive Officers, and Directors when an opportunity that relates to the Company's business has been presented to the Directors solely by the Company or its agents and until such time as the Company has determined that it will not pursue the opportunity, are prohibited from: (a) taking for themselves personally opportunities that are discovered through the use of corporate property, information or the Director's or Executive Officer's position; (b) using the Company's property, information, or position for personal gain; or (c) personally competing with the Company, directly or indirectly, for business opportunities. However, if it has been determined that the Company will not pursue an opportunity that relates to the Company's business, a non-management Director may do so.

         3.       CONFIDENTIALITY.

         Directors and Executive Officers must maintain the confidentiality of information entrusted to them by the Company or its customers, and any other confidential information about the Company that comes to them, from whatever source, in their capacity as Director or Executive Officer, except when disclosure is authorized or required by laws or regulations. Confidential information includes all non-public information that might be of use to competitors, or harmful to the Company or its customers, if disclosed.

         4.       PROTECTION AND PROPER USE OF COMPANY ASSETS.

         Theft, carelessness and waste of assets have a direct impact on the Company's profitability. Directors and Executive Officers shall protect the Company's assets and ensure their efficient use.

         5.       FAIR DEALING.

         The conduct required by fair dealing requires honesty in fact and the observance of reasonable commercial standards of fair dealing. Directors and Executive Officers shall deal fairly and oversee fair dealing by employees and officers with the Company's directors, officers, employees, customers, suppliers and competitors. None should do anything that could be interpreted as dishonest or outside reasonable commercial standards of fair dealing.

         6.       COMPLIANCE WITH LAWS, RULES AND REGULATIONS.

         Directors and Executive Officers shall comply, and oversee compliance by employees, officers and other directors, with all laws, rules and regulations applicable to the Company.

         7.       COMPLIANCE WITH THIS CODE CANNOT BE WAIVED.

         While compliance with this Code cannot be waived by the Board or any Committee of the Board, the Board may, upon a favorable recommendation from its Audit Committee, determine that a proposed course of conduct does not contravene the substantive requirements of this Code.

         8.       ENCOURAGING THE REPORTING OF ANY ILLEGAL OR UNETHICAL
                  BEHAVIOR.

         Directors and Executive Officers should promote ethical behavior and take steps to create a working environment at the Company that: (a) encourages employees to talk to supervisors, managers and other appropriate personnel when in doubt about the best course of action in a particular situation; (b) encourages employees to report violations of laws, rules, regulations or the Company's Code of Ethics to appropriate personnel; and (c) fosters the understanding among employees that the Company will not permit retaliation for reports made in good faith.

         9.       FAILURE TO COMPLY; COMPLIANCE PROCEDURES.

         A failure by any Director or Executive Officer to comply with the laws or regulations governing the Company's business, this Code or any other Company policy or requirement may result in disciplinary action, and, if warranted, legal proceedings. Directors and Executive Officers should communicate any suspected violations of this Code promptly to the Chair of the Audit Committee. Violations will be investigated by the Audit Committee or by a person or persons designated by the Audit Committee and appropriate action will be taken in the event of any violations of this Code.

         10.      ANNUAL REVIEW.

         Annually, each Director and Executive Officer shall provide written certification that he or she has read and understands this Code and its contents and that he or she has not violated, and is not aware that any other Director or Executive Officer has violated, this Code.

                                                                     APPENDIX VI

                             NATIONAL-OILWELL, INC.

                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

               ADOPTED BY THE BOARD OF DIRECTORS ON APRIL 3, 2003

As [SPECIFY TITLE] of National-Oilwell, Inc. (the "Company"), I certify that I will adhere to the following principles and responsibilities, as well as the Company's Policy on Business Ethics and other legal and compliance policies and procedures (collectively the "Code"):

         - Act with honesty and integrity, avoiding actual or apparent conflicts of interest involving personal and professional relationships;

         - To the best of my knowledge and abilities, I will provide other officials and constituents of the Company information that is full, fair, complete, objective, timely and understandable;

         - To the best of my knowledge and abilities, I will comply with rules and regulations of U.S. and non-U.S. governmental entities, as well as other private and public regulatory agencies to which the Company is subject;

         - Act at all times in good faith, responsibly, with due care, competence and diligence, and without any misrepresentation of material facts;

         - Act objectively, without allowing my independent judgment to be subordinated;

         - Respect the confidentiality of Company information, except when authorized or otherwise required to make any disclosure, and avoid the use of any Company information for personal advantage;

         - Share my knowledge and skills with others to improve the Company's communications to its constituents;

         - Promote ethical behavior among employees under my supervision at the Company;

         - Promptly report to the Chair of the Audit Committee of the Board of Directors of the Company any violations of the Code; and

         -        Protect the Company's assets and ensure their efficient use.

                                                  ______________________________
                                                  Employee:
                                                  Date:

                             NATIONAL-OILWELL, INC.
 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                          STOCKHOLDERS ON JUNE 25, 2003

The undersigned hereby appoints Steven W. Krablin and M. Gay Mather or either of them with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of National-Oilwell, Inc. to be held on Wednesday, June 25, 2003, and any adjournments thereof, and to vote the shares of stock that the signer would be entitled to vote if personally present as indicated on the reverse side and, at their discretion, on any other matters properly brought before the meeting, and any adjournments thereof, all as set forth in the May 28, 2003 proxy statement.

This proxy is solicited on behalf of the board of directors of National-Oilwell, Inc. The shares represented by this proxy will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted in accordance with the recommendations of the board of directors for all nominees.

The undersigned acknowledges receipt of the May 28, 2003 Notice of Annual Meeting and the Proxy Statement, which more particularly describes the matters referred to herein.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

           PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

[X] Please mark your vote
    as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.

1. The election of directors:

    [ ] FOR all nominees    [ ] WITHHOLD AUTHORITY
        listed at right.        for all nominees listed at right

NOMINEES: Hushang Ansary
          Ben A. Guill

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

___________________________________

___________________________________          ___________________________________
Signature                                    Signature if held jointly

___________________________________          ___________________________________
Date                                         Date

(Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.)